Exhibit 99.1

Press Release

May 16, 2022

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Announces Planned Acquisition of

a Mexican Metals Recycling Company

FORT WAYNE, INDIANA, May 16, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that as part of its North American raw material procurement strategy, the company has entered into a definitive agreement to acquire the equity interest of ROCA ACERO S.A. de C.V. (“ROCA”) to be funded with available cash. ROCA is headquartered in Monterrey, Mexico and operates a ferrous and nonferrous scrap metals recycling business. ROCA’s primary operations are comprised of four scrap processing facilities, strategically positioned near high-volume industrial scrap sources located throughout Central and Northern Mexico. These combined facilities currently ship approximately 575,000 gross tons of scrap annually and have an estimated annual processing capability of approximately 850,000 gross tons.

“We look forward to adding ROCA to the Steel Dynamics family to further solidify our Southwest U.S. and Mexico growth strategy,” said Mark D. Millett, Chairman, President and Chief Executive Officer. “Combined with our existing North American metals recycling facilities, the addition of ROCA significantly strengthens our raw material procurement strategy in the region. After closing the ROCA transaction and fully integrating our Mexican metals recycling operations, we believe our Mexican scrap facilities will provide an even more meaningful competitive advantage to our U.S. electric-arc-furnace steel operations, while also providing a high-quality, customer centered option for our outside scrap customers. We are very excited to welcome and learn from the entire ROCA team.”

This transaction is subject to customary closing conditions and receipt of required regulatory approvals.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel and recycled metals marketplaces, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not a guarantee of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance, (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits required to operate our businesses; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impact of impairment charges.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact:  Investor Relations — +1.260.969.3500